UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2021 (the “Closing Date”), uniQure N.V. (the “Company”) entered into Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement (the “2021 Amended Facility”) with Hercules Capital, Inc. (“Hercules”), which amended certain terms of the Second Amended and Restated Loan and Security Agreement, dated May 6, 2016, by and among the Company and Hercules (the “2018 Amended Facility”). The 2021 Amended Facility provides the Company with the flexibility to access additional funds to the extent they may be required during the term of the loan.

Pursuant to the 2021 Amended Facility, Hercules agreed to make additional term loans in the maximum aggregate amount of $100 million (the “2021 Term Loan”), increasing the aggregate principal amount of the term loan facility from $35 million to up to $135 million. On the Closing Date, the Company drew down $35 million of the 2021 Term Loan. The Company may draw down the remaining $65 million under the 2021 Term Loan in a series of one or more advances of not less than $20 million each until December 15, 2021. Advances under the 2021 Term Loan bear interest at a rate equal to the greater of (i) 8.25% or (ii) 8.25% plus the prime rate, less 3.25% per annum. The principal balance and all accrued but unpaid interest on advances under the 2021 Term Loan is due on June 1, 2023, which such date may be extended by the Company by up to two twelve-month periods. Advances under the 2021 Term Loan may not be prepaid until six-months after the Closing Date, following which the Company may prepay all such advances without charge.

In addition to the 2021 Term Loan, the 2021 Amended Facility also extends the interest only payment period of the previously funded $35 million term loan from January 1, 2022 to June l, 2023.

The Company paid a $350,000 facility charge on the Closing Date. End of term charges in respect of advances under the 2021 Term Loan range from 1.65% to 6.85%, depending on the maturity date.

The foregoing description of the 2021 Amended Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Amended Facility, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description in Item 1.01 above regarding the 2018 Amended Facility is incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the 2018 Amended Facility, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: February 2, 2021	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer